EXHIBIT 10.1

FORM OF EMPLOYMENT ARRANGEMENT BETWEEN
i2 AND CERTAIN OF ITS EMPLOYEES

October     , 2001

RE: Employment	Arrangement (the “Arrangement”)

Dear                         :

This letter will document our understanding with respect to your compensation and shall serve as a modification to the Arrangement. Effective immediately, you have agreed to forego all cash compensation due to you under the terms of the Arrangement until such time as you provide to me a letter to the contrary.

If this letter accurately reflects our agreement, please execute this letter in the space provided below.

Sincerely,

Robert C. Donohoo
Corporate Counsel

AGREED AND ACCEPTED

(Name)